Filed pursuant to Rule 424 (b) (3)

Registration No. 333-132262

5,750,000 Shares

of

Chesapeake Energy Corporation

5.00% Cumulative Convertible Preferred Stock (Series 2005B)

(Liquidation Preference $100 per share)

and

Common Stock

(Par Value $.01 per share)

PROSPECTUS SUPPLEMENT NO. 3

DATED November 16, 2006

TO PROSPECTUS DATED March 7, 2006

The selling securityholders table on pages 43 through 45 of the prospectus is amended by this supplement no 3 to read as follows.

NAME	Number of Shares of Preferred Stock Beneficially Owned Prior to the Offering	Number of Shares of Preferred Stock Being Offered Hereby	Number of Shares of Preferred Stock to be Owned After Completion of the Offering	Number of Shares of Common Stock Beneficially Owned Prior to the Offering (1)	Number of Shares of Common Stock Being Offered Hereby (1)	Number of Shares of Common Stock to be Owned After Completion of the Offering (1)
Akanthos Arbitrage Master Fund, LP	500,000	500,000	0	2,110,450	1,279,750	830,700
Aloha Airlines Non-Pilots Pension Trust	100	100	0	256	256	0
Argent Classic Convertible Arbitrage Fund II, L.P.	6,700	6,700	0	17,149	17,149	0
Argent Classic Convertible Arbitrage Fund L.P.	15,270	15,270	0	39,084	39,084	0
Argent LowLev Convertible Arbitrage Fund II, LLC	3,200	3,200	0	8,190	8,190	0
Argent LowLev Convertible Arbitrage Fund LLC	21,370	21,370	0	54,697	54,697	0
Aristeia International Limited	75,250	75,250	0	192,602	192,602	0
Aristeia Partners LP	12,250	12,250	0	31,354	31,354	0
Arkansas PERS	9,575	9,575	0	24,507	24,507	0
AstraZeneca Holdings Pension	1,210	1,210	0	3,097	3,097	0
Bank of America Pension Plan	75,000	75,000	0	191,963	191,963	0
Boilermakers Blacksmith Pension Trust	3,525	3,525	0	9,022	9,022	0
BP Amoco PLC Master Trust	24,916	24,916	0	63,773	63,773	0
CALAMOS Market Neutral Income Fund CALAMOS Investment Trust	29,000	29,000	0	74,226	74,226	0
Canyon Value Realization Fund, L.P.	39,375	39,375	0	246,802	100,780	146,022
Canyon Value Realization MAC 18, Ltd. (RMF)	5,250	5,250	0	33,812	13,437	20,375
Chrysler Corporation Master Retirement Trust	111,400	111,400	0	316,597	285,128	31,468

1

Chesapeake Energy Corporation

5.00% Cumulative Convertible Preferred Sock (Series 2005B)

Supplement No. 3 (165 167 834)

Class C Trading Company, Ltd.	31,553	31,553	0	80,760	80,760	0
D.E. Shaw Valence Portfolios, L.L.C.	155,000	155,000	0	396,723	396,723	0
DBAG London	131,703	131,703	0	589,365	337,094	252,272
DeepRock & Co.	30,000	30,000	0	76,785	76,785	0
Delaware PERS	5,570	5,570	0	14,256	14,256	0
Delaware Public Employees Retirement System	32,000	32,000	0	113,261	81,904	31,357
Delta Air Lines Master Trust – CV	21,600	21,600	0	65,246	55,285	9,961
Delta Airlines Master Trust	775	775	0	1,984	1,984	0
Delta Pilots Disability & Survivorship Trust - CV	11,800	11,800	0	35,862	30,202	5,660
Deutsche Bank Securities, Inc.	242,500	242,500	0	3,945,875	620,679	3,325,196
Equity Overlay Fund, LLC	17,500	17,500	0	44,791	44,791	0
F. M. Kirby Foundation, Inc.	17,900	17,900	0	51,475	45,815	5,660
Fidelity Financial Trust: Fidelity Convertible Securities Fund	149,600	149,600	0	1,197,932	382,901	815,031
FIST Convertible Securities Fund	170,000	170,000	0	435,115	435,115	0
Forest Fulcrum Fund LP	8,090	8,090	0	20,706	20,706	0
Forest Global Convertible Fund, Ltd., Class A-5	10,431	10,431	0	26,698	26,698	0
Forest Multi-Strategy Master Fund SPC, on behalf of its Multi-Strategy Segregated Portfolio	10,682	10,682	0	27,341	27,341	0
FPL Group Employees Pension Plan	1,625	1,625	0	4,159	4,159	0
Franklin Income Fund	900,000	900,000	0	2,303,550	2,303,550	0
FTIF Franklin Income Fund	50,000	50,000	0	127,975	127,975	0
FTVIP Income Securities Fund	100,000	100,000	0	255,950	255,950	0
GLG Market Neutral Fund	150,000	150,000	0	383,925	383,925	0
Goldman, Sachs & Co.	50,175	50,175	0	2,139,631	128,423	2,011,209
Grace Convertible Arbitrage Fund, Ltd.	30,000	30,000	0	127,975	76,785	51,190
Hallmark Convertible Securities Fund	350	350	0	896	896	0
HFR CA Global Opportunity Master Trust	11,999	11,999	0	30,711	30,711	0
HFR RVA Select Performance Master Trust	3,660	3,660	0	9,368	9,368	0
Hotel Union & Hotel Industry of Hawaii Pension Plan Master Trust	3,597	3,597	0	9,207	9,207	0
ICI American Holdings Trust	2,115	2,115	0	5,413	5,413	0
Inflective Convertible Opportunity Fund I, LP	21,000	21,000	0	53,750	53,750	0
Inflective Convertible Opportunity Fund Ltd.	65,000	65,000	0	166,368	166,368	0
Institutional Benchmarks Master Fund Ltd.	14,310	14,310	0	36,626	36,626	0
Institutional Benchmarks Series - IVAN Segregated Acct	10,000	10,000	0	25,595	25,595	0
Institutional Benchmarks Series Limited in Respect of Centaur Series	1,750	1,750	0	11,271	4,479	6,792
International Truck & Engine Corporation Non-Contributory Retirement Plan Trust	9,300	9,300	0	28,331	23,803	4,528
International Truck & Engine Corporation Retiree Health Benefit Trust	5,700	5,700	0	16,853	14,589	2,264
International Truck & Engine Corporation Retirement Plan for Salaried Employees Trust	5,400	5,400	0	15,632	13,821	1,811
JMG Capital Partners, LP	200,000	200,000	0	1,062,195	511,900	550,295
John Deere Pension Trust	27,500	27,500	0	70,386	70,386	0
JP Morgan Securities Inc.	1,500	1,500	0	3,839	3,839	0
LLT Limited	9,757	9,757	0	24,973	24,973	0
Lyxor l Forest Fund Limited	22,398	22,398	0	57,328	57,328	0
Lyxor/Inflective Convertible Opportunity Fund, Ltd.	20,000	20,000	0	51,190	51,190	0
McMahan Securities Co., L.P.	5,000	5,000	0	66,112	12,798	53,315
Microsoft Capital Group, L.P.	18,000	18,000	0	46,071	46,071	0
Morgan Stanley Capital Services, Inc.	60,000	60,000	0	5,503,041	153,570	5,349,471
Morgan Stanely Convertible Securities Trust	19,000	19,000	0	48,631	48,631	0
MSS Convertible Arbitrage I	1,310	1,310	0	4,863	3,353	1,510
Nuveen Preferred & Convertible Fund JQC	48,335	48,335	0	123,713	123,713	0
Nuveen Preferred & Convertible Income Fund JPC	35,460	35,460	0	90,760	90,760	0
OCLC Online Computer Library Center	200	200	0	512	512	0
OCM Convertible Trust	39,500	39,500	0	114,231	101,100	13,131
OCM Global Convertible Securities Fund	6,200	6,200	0	18,133	15,869	2,264

2

Chesapeake Energy Corporation

5.00% Cumulative Convertible Preferred Sock (Series 2005B)

Supplement No. 3 (165 167 834)

Partner Reinsurance Company of the U.S.	18,500	18,500	0	65,236	47,351	17,885
Partners Group Alternative Strategies PCC LTD	24,450	24,450	0	62,580	62,580	0
Peoples Benefit Life Insurance Company Teamsters	145,000	145,000	0	567,595	371,128	196,468
Prudential Insurance Co of America	550	550	0	1,408	1,408	0
Qwest Occupational Health Trust	9,600	9,600	0	27,514	24,571	2,943
Qwest Pension Trust	22,900	22,900	0	69,479	58,613	10,867
RBC Capital Market	5,000	5,000	0	12,798	12,798	0
Retail Clerks Pension Trust #1	35,000	35,000	0	89,583	89,583	0
Retail Clerks Pension Trust #2	17,500	17,500	0	44,791	44,791	0
Silver Convertible Arbitrage Fund, LDC	13,920	13,920	0	35,628	35,628	0
Sphinx Convertible Arb Fund SPC, c/o SSI Investment Mgmt.	9,160	9,160	0	23,445	23,445	0
Sphinx Convertible Arbitrage SPC	8,673	8,673	0	22,199	22,199	0
Sphinx Fund	4,770	4,770	0	40,952	12,209	28,743
State of Oregon/Equity	27,465	27,465	0	70,297	70,297	0
Sunrise Partners Limited Partnership	15,000	15,000	0	39,393	38,393	1,000
Syngenta AG	1,025	1,025	0	2,623	2,623	0
TCW Group, Inc.	23,150	23,150	0	59,252	59,252	0
The City of Southfield Fire & Police Retirement System	888	888	0	2,273	2,273	0
The Estate of James Campbell CH	2,429	2,429	0	6,217	6,217	0
The Estate of James Campbell EST2	13,554	13,554	0	34,691	34,691	0
The Northwestern Mutual Life Insurance Company-Group Annuity Separate Account	5,000	5,000	0	508,592	12,798	495,794
The St. Paul Travelers Companies, Inc. Commercial Lines	33,600	33,600	0	102,752	85,999	16,753
TQA Master Fund	35,440	35,440	0	269,490	90,709	178,782
TQA Master Plus Fund	18,900	18,900	0	121,679	48,375	73,304
UBS Securities LLC	21,760	21,760	0	567,488	55,695	511,793
Union Pacific Corp Master Retirement Trust	25,000	25,000	0	63,988	63,988	0
United Technologies Corporation Master Retirement Trust	9,231	9,231	0	23,627	23,627	0
UnumProvident Corporation	12,000	12,000	0	36,147	30,714	5,433
Van Kampen Harbor Fund	36,000	36,000	0	92,142	92,142	0
Vanguard Convertible Securities Fund, Inc.	147,400	147,400	0	467,826	377,270	90,556
Viacom Inc. Pension Plan Master Trust	1,225	1,225	0	3,135	3,135	0
Virginia Retirement System	69,700	69,700	0	203,300	178,397	24,903
Wachovia Capital Markets LLC	200,000	200,000	0	511,900	511,900	0
Wachovia Securities International Ltd	160,000	160,000	0	409,520	409,520	0
Waterstone Market Neutral MAC51, Ltd.	20,600	20,600	0	93,294	52,726	40,568
Waterstone Market Neutral Master Fund, Ltd.	109,400	109,400	0	495,392	280,009	215,383
Yield Strategies Fund I, L.P.	60,000	60,000	0	153,570	153,570	0
Zurich Institutional Benchmark Master Fund	10,480	10,480	0	70,412	26,824	43,588

______________

* Includes common stock issuable upon conversion of Chesapeake’s 5.00% Cumulative Convertible Preferred Stock (Series 2005B) at a conversion rate of 2.5595 shares of common stock per share of preferred stock.

(1)      The number of shares of Common Stock indicated to be beneficially owned after completion of the offering includes shares issuable within 60 days of the date hereof upon conversion of convertible securities.

3

Chesapeake Energy Corporation

5.00% Cumulative Convertible Preferred Sock (Series 2005B)

Supplement No. 3 (165 167 834)